UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2017
Swift Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-08754 (Commission File Number)	20-3940661 (I.R.S. Employer Identification No.)

575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 874-2700
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On February 28, 2017, the board of directors (the “Board”) of Swift Energy Company (the “Company”) announced the appointment of Sean Woolverton as the Company’s Chief Executive Officer, effective as of March 1, 2017 (the “Effective Date”). As Chief Executive Officer, Mr. Woolverton will also be appointed as a director of the Company in accordance with the Certificate of Incorporation of the Company with his term as a Class III director expiring on the date of the 2019 annual meeting of stockholders of the Company unless renominated and reelected. Upon the Effective Date, the Company’s current Interim Chief Executive Officer, Robert J. Banks, will cease to serve as Interim Chief Executive Officer but will resume his prior offices and duties as the Company’s Executive Vice President and Chief Operating Officer.
Mr. Woolverton was previously the Chief Operating Officer of Samson Resources Company, which he joined in November 2013. From 2007 to 2013, Mr. Woolverton held a series of positions at Chesapeake Energy Corporation, a public independent exploration and development oil and natural gas company, including Vice President of its Southern Appalachia business unit. Prior to joining Chesapeake Energy Corporation, Mr. Woolverton worked for Encana Corporation, a North American oil and natural gas producer, where he oversaw its Fort Worth Basin development and shale exploration teams in North Texas. Earlier in his career, Mr. Woolverton worked for Burlington Resources in multiple engineering and management roles. Mr. Woolverton received his Bachelor of Science degree in Petroleum Engineering from Montana Tech. Mr. Woolverton has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Woolverton is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Woolverton’s appointment, the Company and Mr. Woolverton entered into an employment agreement, effective as of the Effective Date (the “Employment Agreement”). The Employment Agreement provides for an initial three-year term with automatic renewals for an additional one-year period unless written notice of non-renewal is provided by either party at least 60 days prior to the expiration of the then-current initial term or renewal term. Under the Employment Agreement, Mr. Woolverton is entitled to receive an annualized base salary of $550,000 and eligible to receive an annual discretionary bonus with a target value of not less than 100% (and a maximum value of 200%) of Mr. Woolverton’s annualized base salary. The Employment Agreement also provides that, for each year in which he is employed by the Company thereunder, Mr. Woolverton will be eligible to receive annual equity awards with an aggregate target value of approximately 100% of his annualized base salary on the date of grant under the Company’s equity incentive plan, with the terms of such awards determined by the Board (or a committee thereof) in its sole discretion. The Employment Agreement provides that Mr. Woolverton will be paid, or reimbursed for, all reasonable and documented relocation expenses incurred by him during calendar year 2017 relating to his relocation to Houston, Texas up to a maximum of $175,000, subject to certain conditions and limitations. The Employment Agreement further provides that Mr. Woolverton is eligible to participate in the Company’s benefit plans on the same terms as other senior executives of the Company.
As an inducement for Mr. Woolverton to serve as the Company’s Chief Executive Officer, as soon as practicable following the Effective Date, Mr. Woolverton will be granted:

•
a one-time award of options to purchase up to 0.75% of the outstanding shares of the Company’s common stock on the date of grant, at an exercise price equal to the fair market value of its common stock on the date of grant, which will vest in three substantially equal installments on the third, fourth and fifth anniversaries of the grant date, provided that Mr. Woolverton remains employed by the Company through each applicable vesting date; and

•
a one-time award of an aggregate number of restricted stock units equal to 0.5% of the outstanding shares of the Company’s common stock on the date of grant, which will vest in three substantially equal installments on the third, fourth and fifth anniversary of the grant date provided that Mr. Woolverton remains employed by the Company through each applicable vesting date.

Pursuant to the Employment Agreement, if Mr. Woolverton’s employment is terminated by the Board without “Cause” (as defined in the Employment Agreement) or by Mr. Woolverton for “Good Reason” (as defined in the Employment Agreement), subject to Mr. Woolverton’s continued compliance with certain restrictive covenants contained in the Employment Agreement (which are described in more detail below) and execution (and non-revocation) of a release of all claims in a form acceptable to the Company, Mr. Woolverton will receive severance equal to one and one-half times (or two times if such termination occurs within one year following a “Change in Control” (as defined in the Employment Agreement)) the sum of (a) his then-current annualized base salary and (b) the target value of his annual bonus for such year of termination, paid in substantially equal installments over 18 (or 24) months. Upon a termination of Mr. Woolverton’s employment by the Company without Cause, by Mr. Woolverton for Good Reason or due to death or “Disability” (as defined in the Employment Agreement), all outstanding unvested time-based equity awards held by Mr. Woolverton will vest as to the portion of each award that would have vested on or before the first anniversary of the termination date (with options remaining exercisable for 60 days following the date of such termination) and all outstanding unvested performance-based equity awards held by Mr. Woolverton will vest as to a pro-rata portion of each award, subject to the satisfaction of the performance conditions applicable to such awards and based on actual performance through such termination date. Upon a termination of Mr. Woolverton’s employment by the Company without Cause, by Mr. Woolverton for Good Reason or due to Mr. Woolverton’s death or Disability, subject to Mr. Woolverton’s timely and proper election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Mr. Woolverton will be entitled to receive a monthly reimbursement amount equal to the difference between the monthly amount Mr. Woolverton pays to effect COBRA continuation coverage and the monthly employee contribution amount that active similarly situated employees of the Company pay for the same or similar coverage until the earlier of (x) the date Mr. Woolverton is no longer eligible to receive COBRA continuation coverage, (y) the date on which Mr. Woolverton becomes eligible to receive coverage under a group health plan sponsored by another employer and (z) the first anniversary of such termination date.
The Employment Agreement contains certain restrictive covenants applicable to Mr. Woolverton, including confidentiality, non-competition and non-solicitation obligations. The non-competition obligation applies during the term of employment and generally for a period of (i) 18 months post-termination if a Change in Control has not occurred on or prior to Mr. Woolverton’s termination date, (ii) 24 months post-termination if a Change in Control has occurred on or prior to Mr. Woolverton’s termination date or (iii) 12 months post-termination if Mr. Woolverton does not receive a severance payment under the Employment Agreement. The non-solicitation obligation applies during the term of employment and for a period of 24 months post-termination.
Mr. Woolverton will not receive additional compensation for serving on the Board, aside from the compensation he is entitled to receive under the Employment Agreement.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure
On February 28, 2017, the Company issued a press release announcing the appointment of Mr. Woolverton as the Company’s Chief Executive Officer, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or otherwise subject to the liabilities of that section, nor shall such be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Swift Energy Company and Sean C. Woolverton, effective as of March 1, 2017
99.1	Press Release dated February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SWIFT ENERGY COMPANY

Date:	February 28, 2017	By:	/s/ Christopher M. Abundis
Christopher M. Abundis
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Swift Energy Company and Sean C. Woolverton, effective as of March 1, 2017
99.1	Press Release dated February 28, 2017

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